Exhibit 10.1

                              SEPARATION AGREEMENT

         This Separation Agreement ("Agreement") dated as of February 1, 2006 between FIRST MONTAUK FINANCIAL CORP., its subsidiaries, affiliates, divisions, successors and assigns, their respective past and present officers, directors, employees, agents, attorneys, whether as individuals or in their official capacity, and each of their respective successors and assigns (hereinafter collectively referred to as "FMFC" or the "Company") and by his own free will, HERBERT KURINSKY ("Kurinsky" or "Employee"). As used herein, the term "Execution Date" shall mean the later of the two dates on which this Agreement has been executed by Employee and the Company, as specified on the signature page to this Agreement.

         WHEREAS, Kurinsky has been a senior executive officer and member of the Board of Directors of FMFC; and

         WHEREAS, Kurinsky has been employed by FMFC as Chairman of the Board of FMFC pursuant to a written employment agreement dated as of January 1, 2004 between FMFC and Kurinsky (the "Employment Agreement"); and

         WHEREAS, Kurinsky and FMFC each desire an amicable cessation of the employment relationship and a termination of the rights and obligations of the parties under the Employment Agreement except as otherwise provided herein.

         NOW, THEREFORE, in consideration of the covenants and promises contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, Kurinsky and FMFC ( who hereinafter collectively may be referred to as the "Parties") hereby mutually agree as follows:

1. Employee acknowledges and agrees that effective at 5:00 pm Eastern Standard Time on February 1, 2006, Employee's employment is terminated (the "Termination Date".) Notwithstanding the foregoing, Employee shall continue to serve as a member of the Board of Directors of FMFC in accordance with the Certificate of Incorporation and Bylaws of FMFC.

2. In consideration for the Parties' execution of this Agreement, the Company and the Employee agree as follows:

                  a. Solely for the purpose of determining the benefits under
Article IX of the Employment Agreement, Employee's termination shall be deemed a termination without cause and a termination by the Company under Section 9.1(c) of the Employment Agreement.

                  b. The Company shall pay Employee a lump sum payment of $300,000 within thirty (30) days of the Execution Date.

                  c. The Company shall issue to Employee a promissory note (the "Note") in the principal amount of $550,217.41, payable with interest at the rate of 4.50% per annum, with a maturity date of January 1, 2010 and otherwise substantially in the form of Exhibit A annexed hereto. In the event of a Change of Control, as defined herein, the total remaining principal of the Note, and any accrued but unpaid interest thereon, shall become immediately due and payable.

                  d. All unvested restricted stock grants held by Employee shall be deemed vested in full.

                  e. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                  (A)(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as defined below) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), or (2) the Company or any Subsidiary.

                  (ii) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because a Person (the "Subject Person") gained Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         (B) The individuals who, as of the date this Agreement is approved by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered and defined as a member of the Incumbent Board; and provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         (C) Approval by stockholders of the Company of:

                  (1) A merger, consolidation or reorganization involving the Company, unless,

                           (i) The stockholders of the Company, immediately
                  before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty-five percent (85%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                           (ii) The individuals who were members of the
                  Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, and

                           (iii) No Person (other than the Company, any
                  Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities, a transaction described in clauses (i) through
                  (iii) shall herein be referred to as a "Non-Control Transaction"; or

                  (2) An agreement for the sale or other disposition of all or substantially all of the assets of the Company, or of a significant subsidiary, to any Person, other than a transfer to a Subsidiary, in one transaction or a series of related transactions. For purposes of this subparagraph a "significant subsidiary" shall mean any subsidiary or business division of the Company which accounts for more than 40% of the Company's income, revenue or gross profits; or

                  (3) The stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

         3.       Automobile Allowance

         The Company shall pay to Employee for a period of 36 months from the Separation Date, an automobile allowance of $600 per month for all automobile-related expenses. In the event of a Change of Control, as defined herein, the total remaining automobile allowance payments shall accelerate and be immediately due and payable.

         4.       Medical/Insurance Benefits; Expenses

         Employee will not be entitled to receive any other benefits after the Separation Date except as provided in this paragraph 4. FMFC shall provide medical and dental benefits for Employee and his wife for a period of 48 months from the Termination Date with coverage substantially equivalent to the coverage Employee had in effect on the Termination Date.

         5. Nothing herein shall affect or any amounts of accrued compensation earned, due and owing to Employee for 2005 but not yet paid pursuant to his Employment Agreement.

         6. Employee understands that this Agreement does not constitute an admission by the Company of any liability, error or omission, including without limitation, any: (a) violation of any statute, law, or regulation; (b) breach of contract, actual or implied; or (c) commission of any tort.

         7. Employee acknowledges that the consideration provided in this Agreement exceeds that to which Employee would otherwise be entitled under the normal operation of any benefit plan, policy or procedure of the Company or under any previous agreement (written or oral) between Employee and the Company. Employee further acknowledges that the agreement by the Company to provide consideration pursuant to this Agreement beyond Employee's entitlement is conditioned upon Employee's release of all claims against the Company and Employee's compliance with all the terms and conditions of this Agreement.

         8. The Parties agree that, except as provided for herein, and in the Note, there shall be no other payments or benefits payable to Employee, including but not limited to, salary, bonuses, commissions, gross up payments, finder's fees and/or other payments.

          9.      Arbitration:

                  a. Any dispute arising out of the interpretation, application, and/or performance of this Agreement shall be settled through final and binding arbitration before a panel of arbitrators in accordance with the rules of the National Association of Securities Dealers (the "NASD") at an NASD arbitration facility in the state of New Jersey. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties before a single arbitrator in the State of New Jersey in accordance with the Rules of the American Arbitration Association. The arbitrators shall be selected by the NASD. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

                  b. The Parties' agreement to arbitrate disputes includes, but is not limited to, any claims of unlawful discrimination and/or unlawful harassment under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act 1967, as amended, the Americans with Disabilities Act, the New Jersey and New York Civil Rights Laws, the New Jersey Law Against Discrimination, the New York Executive Law, the New York City Human Rights Law, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, or any other federal, state or local law relating to discrimination in employment and any claims relating to wage and hour claims and any other statutory or common law claims.

                  c. Notwithstanding the foregoing, Employee acknowledges and agrees that the breach by Employee of the non-disparagement, confidentiality, non-competition, or cooperation obligations of this Agreement (as provided by Paragraphs 10 - 15 and 21 of this Agreement) will cause the Company irreparable injury not compensable by money damages and therefore, the Company will not have an adequate remedy at law. Accordingly, if the Company institutes an action or proceeding to enforce such obligations, it shall be entitled to injunctive or other equitable relief to prevent or curtail any such breach, threatened or actual.

         10. Employee and FMFC agree that the terms and existence of this Agreement are and shall remain confidential and agree not to disclose any terms or provisions of this Agreement, or to talk or write about the negotiation, execution or implementation of this Agreement, without the prior written consent of the other, except (a) as required by law; (b) as required by regulatory authorities, including as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission; (c) as required within FMFC to process this Agreement; or (d) in connection with any arbitration or litigation arising out of this Agreement. Anything herein to the contrary notwithstanding, Employee may disclose the terms of this Agreement to Employee's immediate family, accountant or attorney, provided they are made aware of and agree to the confidentiality provisions.

         11. Employee understands and agrees that the Company shall be required to file a copy of this Agreement and Exhibits with the Securities and Exchange Commission ("SEC") and make other disclosures in accordance with the rules and regulations of the SEC. The Company shall provide Employee with the opportunity to comment upon such disclosures prior to any filing or public notice thereof. In addition, the Company shall be required to continue Employee's registration with the NASD for a period of 24 months at the costs and expense of the Company.

         12. Employee further acknowledges and agrees that any non-public and/or proprietary information of the Company and/or its customers disclosed to or prepared by Employee during Employee's employment remains confidential and may not be used and/or disclosed by Employee hereafter without the prior written consent of FMFC. Employee further agrees that the provisions of Article VI of the Employment Agreement (Non-Disclosure) shall remain in full force and effect.

         13. Solely for the purpose of determining the applicability of the Restrictive Covenant in Article VII of the Employment Agreement, Employee shall be deemed to have voluntarily terminated his employment as of the termination date of the Employment Agreement, and Employee hereby agrees that all of the provisions of Article VII, as modified by this paragraph, shall remain in full force and effect. Further, in addition to the provisions of Article VII, Employee also agrees that in consideration for the payments and other consideration provided in this Agreement and the Consulting Agreement, Employee will not for a period of six months after the termination of the Consulting Agreement, either directly or indirectly, (a) solicit any person who is employed by FMFC (or who was employed by FMFC within 90 days of the termination of the Consulting Agreement) to: (i) terminate his employment with FMFC; (ii) accept employment with anyone other than FMFC, or (b) in any manner interfere with the business of FMFC.

         14. Litigation

                  a. Employee shall cooperate fully with the Company in the prosecution or defense, as the case may be, of any and all actions, governmental inquiries or other legal or regulatory proceedings in which Employee's assistance may be reasonably requested by the Company. Reasonable expenses arising from the cooperation will be reimbursed by the Company. Consistent with the Certificate of Incorporation of the Company's and its By-Laws as in effect on the date hereof, FMFC will hold harmless and indemnify Employee from and against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising from any claim, suit or other action against Employee by any third party, on account of any action or inaction by Employee taken or omitted to be taken by Employee on behalf of FMFC during the course of his employment, up to his date of termination, provided that such action or inaction by Employee was within the scope of Employee's employment. In accordance with
Article XIV of the Employment Agreement, the Company further agrees to maintain such insurance as is necessary and reasonable to protect the Employee from any and all claims arising from or in connection with his employment by the Company for a period of six (6) years after the Termination Date.

                  b. Employee agrees that he will not provide support or assistance, directly or indirectly, to any individual, corporation, or other non-governmental entity in connection with any claim, action, suit or proceeding involving the Company or any of its affiliates unless required to do so by law (in which case Employee agrees to promptly notify the Company of such legal requirement).

                  c. Employee acknowledges that he has advised the Company completely and candidly of all facts of which he is aware that may give rise to legal matters.

         15. Employee agrees to cause all requests for references to be forwarded in writing to the Company, attention: Office of the President. The Company will state in response to such inquiries your dates of employment and positions held. The Company shall not be responsible for responses to reference requests sought or obtained other than under the procedures set forth in this paragraph. Employee agrees that commencing on the Execution Date and for as long as Employee is entitled to receive any payments under this Agreement, Employee shall not make any negative or derogatory statements in verbal, written, electronic or any other form about the Company, or its officers, employees and directors including, but not limited to, a negative or derogatory statement made in, or in connection with, any article or book, on a website, in a chat room or via the internet. The Company agrees not to issue, and will advise its executive officers and directors not to make, any negative or derogatory statements in verbal, written, electronic or any other form about Employee.

         16. Employee realizes there are many laws and regulations prohibiting employment discrimination, or otherwise regulating employment or claims related to employment pursuant to which Employee may have rights or claims. These include but are not limited to Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act of 1990; the Pregnancy Discrimination Act; the National Labor Relations Act, as amended; 42 U.S.C 1981; the Employee Retirement Income Security Act of 1974, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Civil Rights Act of 1991; the Worker Adjustment and Retraining Notification Act; the New York State and City Human Rights Laws; the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, and other Federal, State and local human rights, fair employment and other laws. Employee also understands there are other statutes and contract and tort laws which relate to Employee's employment and/or the termination of Employee's employment. Employee hereby knowingly and voluntarily agrees to waive and release any rights or claims Employee may have under these and other laws, but does not intend to, nor is Employee waiving any rights or claims that may arise after the date that this Agreement is signed by Employee. Notwithstanding the foregoing sentence, Employee's waiver and release shall not extend to (i) any rights, remedies, or claims Employee may have in enforcing the terms of the Agreement; and (ii) any rights Employee may have to receive vested amounts under FMFC's stock option plans or pension plans.

         17. This Agreement shall be deemed to have been made within the County of Monmouth, State of New Jersey, and shall be interpreted and construed and enforced in accordance with the laws of the State of New Jersey without regard to its conflicts of law provision.

         18. Employee is hereby advised of Employee's rights to review this Agreement with counsel of Employee's choice. Employee has had the opportunity to consult with an attorney and/or other advisor of Employee's choosing before signing the Agreement, and was given a period of twenty-one (21) days to consider the Agreement. Employee is permitted, at his discretion, to return the Agreement prior to the expiration of this 21-day period. Employee acknowledges that in signing this Agreement, Employee has relied only on the promises written in this Agreement, and not on any other promise made by the Company or any other entity or person.

         19. Employee represents that Employee has not filed any complaints, charges or claims against FMFC with any local, State, or Federal agency or court, or with any other forum.

         20. In the event Employee materially breaches this Agreement, Employee agrees to forfeit the entire consideration given for this release and to pay the Company any actual damages caused by Employee's breach. In the event the Company materially breaches this Agreement, all amounts due hereunder will be accelerated and become due immediately.

         21. Employee agrees to immediately return any FMFC property no matter where located including, but not limited to, FMFC I.D. card, corporate credit card, keys, computer disks, and written/electronic material prepared in the course of employment at FMFC. Notwithstanding the foregoing, Employee shall be entitled to retain his desktop and laptop computers and all personal belongings as well as office furnishings.

         22. If any provision of this Agreement, or any part thereof, is held to be invalid or unenforceable because of the scope or duration of or the area covered by such provision, Employee and FMFC agree that the court or other appropriate decision-making authority making such determination shall reduce the scope, duration and/or area of such provision (and shall substitute appropriate provisions for any such invalid or unenforceable provisions) in order to make such provision enforceable to the fullest extent permitted by law and/or shall delete specific words and phrases, and such modified provision shall then be enforceable and shall be enforced. In the event that any court or other appropriate decision-making authority determines that the time period or the area, or both, are unreasonable and that any of the covenants is to that extent invalid or unenforceable, the parties hereto agree that such covenants will remain in full force and effect, first, for the greatest time period, and second, in the greatest geographical area that would not render them unenforceable. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement shall nonetheless survive and be enforced to the fullest extent permitted by law.

         23. Except as otherwise expressly provided herein, this Agreement, the Note and the Mutual Release constitute the entire agreement between the Parties and supersede any and all prior agreements, whether written or oral. This Agreement may not be modified or changed, except in a written agreement signed by both Parties. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver by either party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same or any other such provision nor constitute a waiver of the provision itself.



                            [Signature page is next]

         23. The Agreement may be executed in multiple counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

         I have read this Agreement, and I understand all of its terms. I enter into and sign this Agreement knowingly and voluntarily with full knowledge of what it means. I understand that I have twenty-one (21) days to consider this Agreement and return it to FMFC. I also understand that I have seven (7) days to revoke this Agreement in writing after I sign it. I understand that a revocation will become effective only if I furnish FMFC with written notice, within such seven (7) day period. This Agreement will not become effective or enforceable until FMFC's receipt back of Employee's executed Agreement and the expiration of the seven day revocation period.

         EMPLOYEE



         /s/ Herbert Kurinsky                          February 1, 2006
         ------------------------------                ------------------------
         Herbert Kurinsky                              Date


         FIRST MONTAUK FINANCIAL CORP.


         By /s/ Victor K. Kurylak                      February 1, 2006
            ---------------------------                ------------------------
            Victor K. Kurylak                          Date
            President & C.E.O.

                                 MUTUAL RELEASE


         Each of the Parties understands and, of his or its own free will, enters into this Mutual Release.

         (a) In consideration of the payments, benefits, agreements, and other consideration to be provided by FMFC as described in the SEPARATION AGREEMENT AND RELEASE dated as of February 1, 2006 of which this General Release is a part (such agreement, this General Release, together, the "Agreement"), HERBERT KURINSKY, for himself or herself and for his heirs, executors, administrators, and their respective successors and assigns (collectively, "Employee"), HEREBY RELEASES AND FOREVER DISCHARGES, to the maximum extent permitted by law, FIRST MONTAUK FINANCIAL CORP, its stockholders, subsidiaries, affiliates, divisions, successors and assigns, their respective current and former officers, directors, employees, agents, attorneys, whether as individuals or in their official capacity, and each of their respective successors and assigns (hereinafter collectively referred to as "FMFC") of and from all or any manner of actions, causes and causes of action, suits, debts, obligations, damages, complaints, liabilities, losses, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments and expenses (including attorneys' fees and costs), extents, executions, claims and demands whatsoever at law or in equity (claims), specifically including by way of example but not limitation, Title VII of the Civil Rights Acts of 1964 and 1991, as amended; the Civil Rights Act of 1866; the Employee Retirement Income Security Act of 1974, as amended; the National Labor Relations Act, as amended; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended; the Worker Adjustment and Retraining Notification Act; the Pregnancy Discrimination Act; and all Federal, State and local statutes, regulations, decisional law and ordinances and all human rights, fair employment, contract and tort laws relating to Employee's employment with FMFC and/or the termination thereof including, again by way of example but without limitation, the New Jersey Civil Rights Laws, the New Jersey Law Against Discrimination, the New Jersey Conscientious Employee Protection Act, the New Jersey Family Leave Act, any civil rights or human rights law, as well as all claims for wrongful discharge, breach of contract, personal injury, defamation, mental anguish, injury to health and reputation, and sexual harassment, which Employee ever had, now has, or which Employee hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever arising out of Employee's employment by FMFC or the termination thereof, provided that this General Release shall not extend to (i) any rights, remedies, or claims Employee may have in enforcing the terms of this Agreement; (ii) any rights Employee may have to receive vested amounts under FMFC's stock option plan, 401-K or pension plans; (iii) Employee's rights to medical benefit continuation coverage, on a self-pay basis, pursuant to federal law (COBRA); and (iv) claims for indemnification (whether under state law, the Company's by-laws or otherwise) for acts performed as an officer or director of the Company or any of its affiliates. Employee takes this action fully aware of Employee's rights arising under the laws of the United States (and any State or local governmental entity thereof) and voluntarily waives and releases all such rights or claims under these or other laws, but does not intend to, nor is Employee waiving any rights or claims that may arise after the date that this Agreement is signed by Employee. The provisions of any laws providing in substance that releases shall not extend to claims which are at the time unknown to or unsuspected by the person executing such release, are hereby waived.

         (b) In consideration of the payments, benefits, agreements, and other consideration to be provided by Employee as described in the SEPARATION AGREEMENT AND RELEASE dated as of February 1, 2006 of which this General Release is a part (such agreement, this General Release, together, the "Agreement"), FIRST MONTAUK FINANCIAL CORP., for itself stockholders, subsidiaries, affiliates, divisions, successors and assigns, their respective current and former officers, directors, employees, agents, attorneys, whether as individuals or in their official capacity, and each of their respective successors and assigns, HEREBY RELEASES AND FOREVER DISCHARGES, to the maximum extent permitted by law, EMPLOYEE, of and from all or any manner of actions, causes and causes of action, suits, debts, obligations, damages, complaints, liabilities, losses, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments and expenses (including attorneys' fees and costs), extents, executions, claims and demands whatsoever at law or in equity claims which FMFC ever had, now has, or which FMFC hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever arising out of Employee's employment by FMFC or the termination thereof, provided that this General Release shall not extend to (i) any rights, remedies, or claims FMFC may have in enforcing the terms of this Agreement; and (ii) for indemnification (whether under state law, the Company's by-laws or otherwise) for acts performed by Employee as an officer or director of the Company or any of its affiliates. FMFC takes this action fully aware of its rights arising under the laws of the United States (and any State or local governmental entity thereof) and voluntarily waives and releases all such rights or claims under these or other laws, but does not intend to, nor is FMFC waiving any rights or claims that may arise after the date that this Agreement is signed by FMFC. The provisions of any laws providing in substance that releases shall not extend to claims which are at the time unknown to or unsuspected by the person executing such release, are hereby waived.

         Employee represents that Employee has been advised to and has had an opportunity to consult with an attorney and/or any other advisors of Employee's choosing before signing this Agreement, and was given a period of twenty-one
(21) days to consider this Agreement. Employee is permitted, at his discretion, to return the Agreement prior to the expiration of this 21-day period. Employee has relied only on the promises written in the Agreement, and not on any other promise made by FMFC or any other entity or person.

         Employee has seven (7) days to revoke the Agreement after Employee signs it. The Agreement will not become effective or enforceable until FMFC's receipt back of Employee's executed Agreement and the expiration of the seven day revocation period.

         Employee has read and understood the Agreement and enters into it knowingly and voluntarily.

         IN WITNESS WHEREOF, each of the parties has executed this Mutual Release this 1st day of February, 2006 having had the opportunity to review this with counsel of his or its choice.

         Employee



         /s/ Herbert Kurinsky                              February 1, 2006
         --------------------------------                  --------------------
         Herbert Kurinsky                                  Date

         First Montauk Financial Corp.



         By: /s/ Victor K. Kurylak                         February 1, 2006
             ----------------------------                  --------------------
             Victor K. Kurylak                             Date
             President & C.E.O.